AGREEMENT REGARDING OWNERSHIP INTERESTS IN
ISRAEL PETROLEUM COMPANY, LIMITED

THIS AGREEME T REGARDING OWNERSHIP INTERESTS IN ISRAEL PETROLEUM COMPANY, LIMITED (this "Agreement"), dated as of April 14, 2010, is by and amoung /International Three Crown Petroleum LLC, a Colorado limited liability company ("ITC"), Israel Oil & Gas Corporation (Previously, Bontan Oil & Gas Corporation), an Ontario corporation ("Bontan"), Bontan Corporation Inc., an Ontario corporation ("Bontan Parent"), Allied jVen~uresIncorporated, a Belize corporation ("Allied") and Israel Petroleum Company, Limite1, a Cayman Islands limited company (the "Company"), each, individually, sometimes referred to as a "Party" and collectively referred to as the "Parties."

RECITALS

A. The Company was formed to, among other things, acquire the Offshore Israel Project (as defined in the Option Agreement) pursuant to that certain Option Agreement for Purchase and Sale (the "Option Agreement"), dated October 15, 2009, between ITC and PetroMed Corporation, a Belize corporation ("PetroMed").

B. In connection with the formation of the Company, the Parties entered into that certain Contribution and Assignment Agreement dated as of November 14, 2009 (the "Contribution Agreement") and that certain Stockholders Agreement of the Company dated as of Novemb er 14, 2009 (the "Stockholders Agreement" and together with the Contribution Agree ten the "Original Agreements").

C. Certain disputes have arisen with respect to the Company's interest in the OffshoI re Israel Project and certain of the Parties have entered into the Allocation of Rights and settlefent/ Agreement dated March _, 2010, by and among the Company, ITC, H. Howard Cooper, Bontan, PetroMed, Emanuelle Energy Ltd. and IDB-DT Energy (2010) Ltd. (the "Settlement Agreement") in order to resolve those disputes.

D. As a result of the effects of the Settlement Agreement, the Parties desire to set forth in this Agreement their agreement regarding their respective ownership interests in the Com any, which agreements shall be effective, for all purposes, as of the date of the Original Agreements.

AGREEMENT

N OW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is ,acknowleged, the Parties agree as follows:

1.
 Ownership Interests. Effective as of November 14, 2009, for all purposes, and all times from such date through the date hereof: (i) ITC shall be deemed to have owned, and to currently own, a 23.21% equity interest in the Company represented by 2,321 ordinary shares of the Comp any (ii) Bontan shall be deemed to have owned, and to currently own, a 76.79% equity interest in the Company represented by 7,679 ordinary shares of the Company, and (iii) Allied shall be deemed not to have owned or to ever have owned, and not to currently own, any equity interest' the Company. For the avoidance of doubt, the 23.21 % equity interest owned by ITC and the 76.79% equity interest owned by Bontan as set forth herein shall be deemed to be, and to have represented at all times from November 14, 2009 to the date hereof, an equivalent interest in the los,, gain, loss and all other tax attributes of the Company for all purposes under, and with respect to, United States tax laws and regulations.

2.
Representation and Warranties. Each Party represents and warrants to the other Parties that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction fits formation; (ii) all action on the part of the Party necessary for the authorization of the execution, delivery and performance of this Agreement by the Company has been taken; and (iii) this Agreement, when executed and delivered, will be the valid and binding obligation of the Party enforceable against the Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and general principles of equity that restrict the availability of equitable remedies.

3.
Further Assurances.  The Parties shall promptly execute and deliver any additional instruments or documents which may be reasonably necessary to evidence or better effect the agreements set forth herein, and shall take any and all action necessary or appropriate in connection therewith, including any action necessary to cause the stock certificates issued by the Comp ty to reflect the respective ownership interests of ITC and Bontan in the Company as set forth herein.

4.
Counterparts. This Agreement may be executed in any number of counterparts and by each party on a separate counterpart or counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

5.	Governing Law. This Agreement shall be deemed to be an agreement made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with such laws.

6.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties and its successors and assigns.

7.
Effect on Original Agreements.  This Agreement is intended to modify and amend the Original Agreements. If any term or provision hereof is inconsistent with any term or provision of either of the Original Agreements, the terms and provisions of this Agreement shall be deemed to modify, amend and supersede (as appropriate) such inconsistent term or provision of such Original Agreement and shall control for all purposes. To the extent not modified, amended or superseded hereby, each of the Original Agreements shall remain in full force and effect subject, however, to the obligation of ITC upon execution hereof to enter into good faith negotiations with Bontan to revise the terms of the Original Agreements.

[Signature Page Follows]

WlITNESS WHEREOF, the undersigned have executed this Restructuring Agreement as of th dat first above written.

INTERNATIONAL THREE CROWN
PETROLEUM LLC, a Colorado limited liability company

By: S/ H. Howard Cooper
Name: H. Howard Cooper
Title: President and Manager

ISRAEL OIL & Gas Corporation, an Ontario corporation

By: S/ Kam Shah
    Name: Kam Shah
Title: Chief Executive Officer

BONTAN CORPORATION INC., an Ontario corporation

By: S/ Kam Shah
Name: Kam Shah
Title: Chief Executive Officer

                         ALLIED VENTURES INCORPORATED, a Belize corporation

    By:
Name:
Title:

ISRAEL PETROLEUM COMPANY, LIMITED, a Cayman Islands limited company

By: INTERNATIONAL THREE CROWN PETROLEUM LLC, a Colorado limited liability company

By: S/ H. Howard Cooper
Name: H. Howard Cooper
Title: President and Manager